   As filed with the Securities and Exchange Commission on September 21, 2001

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               GENAERA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                     13-3445668
    (State or Other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)


             5110 Campus Drive
       Plymouth Meeting, Pennsylvania                        19462
    (Address of Principal Executive Offices)               (Zip Code)


                               GENAERA CORPORATION
                      AMENDED 1998 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                            CHRISTOPHER P. SCHNITTKER
                   Vice President and Chief Financial Officer
                               Genaera Corporation
                                5110 Campus Drive
                      Plymouth Meeting, Pennsylvania 19462
                     (Name and Address of Agent for Service)

                                 (610) 941-4020
          (Telephone Number, Including Area Code, of Agent for Service)


                                   COPIES TO:
                           RANDALL B. SUNBERG, ESQUIRE
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

========================================== ====================== ====================== ===================== =====================
                                                                    Proposed maximum       Proposed maximum
           Title of securities                 Amount to be          Offering price           aggregate              Amount of
            to be registered                  Registered (1)          per share (2)       offering price (2)   registration fee (3)
------------------------------------------ ---------------------- ---------------------- --------------------- ---------------------
Common Stock, $.002 par value........        2,000,000 shares             $2.20               $4,400,000              $1,100
========================================== ====================== ====================== ===================== =====================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales price for a share of Common Stock on September 20, 2001, as reported on the Nasdaq National market.
(3) Calculated pursuant to Section 6(b) as follows: proposed maximum offering price multiplied by .00025.

This registration statement on Form S-8 relates to the registration of an additional 2,000,000 shares of Common Stock, $.002 par value, of the Registrant. The shares are securities of the same class and relating to the same employee benefit plan, the Genaera Corporation Amended 1998 Equity Compensation Plan (formerly the Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan), as those shares registered in the Registrant's registration statement on Form S-8, previously filed with the Securities and Exchange Commission on August 21, 1998. The earlier registration statement on Form S-8 (Registration No. 333-62073) is hereby incorporated by reference.

EXPERTS

The consolidated financial statements of Genaera Corporation and subsidiary as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this registration statement:

Exhibit
Number            Exhibit
-------           -------

  5.1*            Opinion of Morgan, Lewis & Bockius LLP

 23.1*            Consent of KPMG LLP

 23.2* Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1* Power of Attorney (included on signature page of this registration statement)

 99.1*            Genaera Corporation Amended 1998 Equity Compensation Plan

----------
* Filed herewith.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, Pennsylvania, on September 20, 2001.


                                           GENAERA CORPORATION


                                           BY: /s/ Roy Clifford Levitt
                                               -------------------------------
                                               Roy Clifford Levitt, M.D.
                                               President, Chief Executive
                                               Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy Clifford Levitt, President, Chief Executive Officer and Director, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                                   Title                                       Date
        ---------                                   -----                                       ----
/s/ Michael R. Dougherty                 Non-Executive Chairman and Director                September 20, 2001
------------------------------------
Michael R. Dougherty

/s/ Bernard Canavan                      Director                                           September 20, 2001
------------------------------------
Bernard Canavan

/s/ R. Frank Ecock                       Director                                           September 20, 2001
------------------------------------
R. Frank Ecock

/s/ Zola P. Horovitz                     Director                                           September 20, 2001
------------------------------------
Zola P. Horovitz, Ph.D.

/s/ Roy Clifford Levitt                  President, Chief Executive Officer and Director    September 20, 2001
------------------------------------     (Principal Executive Officer)
Roy Clifford Levitt, M.D.

/s/ Charles A. Sanders                   Director                                           September 20, 2001
------------------------------------
Charles A. Sanders, M.D.

/s/ Christopher P. Schnittker            Vice President and Chief Financial Officer         September 20, 2001
------------------------------------     (Principal Financial and Accounting Officer)
Christopher P. Schnittker

/s/ Robert F. Shapiro                    Director                                           September 20, 2001
------------------------------------
Robert F. Shapiro

/s/ James B. Wyngaarden                  Director                                           September 20, 2001
------------------------------
James B. Wyngaarden, M.D.

                               GENAERA CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
-------           -------
  5.1*            Opinion of Morgan, Lewis & Bockius LLP

 23.1*            Consent of KPMG LLP

 23.2* Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1* Power of Attorney (included on signature page of this registration statement)

 99.1*            Genaera Corporation Amended 1998 Equity Compensation Plan

----------
* Filed herewith.